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                                                                    EXHIBIT 3.13

                                    BY - LAWS

                                       OF

                       BASCO ALL-AMERICAN SPORTSWEAR CORP.

                                   ARTICLE I

                                    OFFICES

         SECTION 1. PRINCIPAL OFFICE. - The principal office of the corporation shall be in New York, New York.

         SECTION 2. OTHER OFFICES. - The corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. - Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. - The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, commencing in 1981, on the second Tuesday in May.

         SECTION 3. NOTICE OF ANNUAL MEETING. - Notice of the annual meeting shall be given to each shareholder entitled to vote thereat, at least ten and not more than fifty days prior to the meeting.

         SECTION 4. SPECIAL MEETINGS. - Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

         SECTION 5. NOTICE OF SPECIAL MEETING. - Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, at least ten and not more than fifty days prior to the meeting. The notice shall also set forth at whose direction it is being issued.

         SECTION 6. QUORUM. - At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

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         SECTION 7. VOTING. - At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

         SECTION 8. ADJOURNED MEETINGS. - Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. - Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER. - The number of directors may be less than three (3) only when all the shares are owned by less than three (3) shareholders, but in such event the number of directors may not be less than the number of shareholders. The number of directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders. The number of directors of the corporation shall be three (3), who shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Directors need not be shareholders.

         SECTION 2. POWERS. - The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws;

         In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the corporation and do such lawful acts and things as are not by the laws of the State of New York, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. - Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may otherwise be provided

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by the Certificate of Incorporation or by the laws of the State of New York, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board.

         The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board. The Chairman of the Board (if any) or the President or Secretary may call, and at the request of any two directors, must call a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice of which shall be given personally or by telegraph or cable to each director.

         Any one or more members of the Board or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

         SECTION 4. VACANCIES, REMOVAL. - Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

         Any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any regular or special meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

         SECTION 5. COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

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                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. EXECUTIVE OFFICERS. - The executive officers of the corporation shall be one or more Managing Directors, a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until removed or until the election and qualification of their respective successors at the pleasure of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person, provided, however, when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time, for or without cause, by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a regular meeting or at a special meeting of directors called for the purpose.

         SECTION 2. OTHER OFFICERS. - The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem appropriate.

         SECTION 3. THE MANAGING DIRECTORS. - The Managing Directors, one of whom may be designated the Senior Managing Director, shall be directors of the Corporation and shall be senior executive officers of the corporation who, together with the President, shall have general management and control of the business and affairs of the corporation.

         SECTION 4. THE PRESIDENT. - The President, who may, but need not be a director, shall, in the absence of a Managing Director, preside at all meetings of the shareholders and directors. Subject to the direction of the Board of Directors and the duties and powers of the Managing Directors, he shall have general management and control of the business and affairs of the corporation.

         SECTION 5. THE VICE-PRESIDENT. - The Vice-President, or if there be more than one, the senior Vice-President, as determined by the Board of directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

         SECTION 6. THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

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         SECTION 7. THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he shall perform all other duties incident to the office of Secretary.

         SECTION 8. SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                    ARTICLE V

                                  CAPITAL STOCK

         SECTION 1. FORM AND EXECUTION OF CERTIFICATES. - Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman or a Vice-Chairman of the Board (if any) or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         SECTION 2. TRANSFER. - Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by an attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties, if any, as the Board of Directors may require to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

         SECTION 4. RECORD DATE. - In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive

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payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. - The directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

         SECTION 2. SEAL. - The directors shall provide a suitable corporate seal which shall be kept in the charge of the Secretary and shall be used as authorized by the By-Laws.

         SECTION 3. FISCAL YEAR. - The fiscal year of the corporation shall end on such date in each year as may be specified by the Board of Directors.

         SECTION 4. CHECKS, NOTES, ETC. - Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the directors.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. - Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, telecopy, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person, unless such person appears solely to object to the lack of notice.

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation, and such notice shall be deemed to have been given two days after the day of such deposit.

                                  ARTICLE VII

                                   AMENDMENTS

         SECTION 1. BY SHAREHOLDERS. - These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

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         SECTION 2. BY DIRECTORS. - The Board of Directors may also amend these
By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.

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                                                                       EXHIBIT C

         RESOLVED, that the following forms of agreements, copies of which have been presented to this meeting, and all transactions therein contemplated hereby are authorized and approved on behalf of this Corporation: (1) Credit Agreement, dated January 31, 1985 (the "Credit Agreement") between the Corporation and National Westminster Bank USA (the "Bank"), providing for a $5,000,000 revolving line of credit from the Bank to the Corporation, and the form of Note annexed thereto; (2) Continuing General Security Agreement, dated as of January 31, 1985, between the Corporation, as debtor, and the Bank, as creditor, pursuant to which the Corporation grants a security interest in the assets therein specified; (3) Assignment of Factoring Credit Balances Agreement, dated January 31, 1985, from the Corporation to the Bank, pursuant to which the Corporation grants a security interest in amounts due to it from its factor, Bankers Trust Company; and (4) letter of agreement, dated January 31, 1985, addressed to this Corporation by Barney's, Inc., pursuant to which Barney's agrees to pay up to $5,000,000 in respect of certain inventory of this Corporation.

         RESOLVED, that any Managing Director of this Corporation, acting alone, hereby is authorized and empowered to execute and deliver said agreements with such changes therein or additions thereto as he may deem appropriate and in the best interests of this Corporation, the execution thereof by such Managing Director to be conclusive evidence of such determination on his part and of his authority to make such changes and modifications; and each such Managing Director is hereby further authorized and empowered to do and perform all other acts and things, and to execute and deliver all other instruments, as he may deem to be necessary or appropriate to effectuate the purposes of said agreements and of these resolutions and otherwise to obtain credit or financial accommodations from the Bank, hereby ratifying, approving and confirming all that any such Managing Director has or may do in the premises.

         RESOLVED, that the President or any Managing Director of the Corporation hereby is authorized to borrow funds on behalf of the Corporation under and pursuant to the terms of the Credit Agreement, and that any Managing Director of the Corporation is authorized to obtain letters of credit on behalf of the Corporation as provided therein.

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